News Release

Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Director Nanula Resigns from Board

CHICAGO, May 4, 2007 – Richard D. Nanula today resigned from The Boeing Company’s board of directors. Nanula, former executive vice president and chief financial officer of Amgen, had served on the board since January 2005.

“We are grateful to Richard for his service to the board and we wish him well,” said Boeing Chairman, President and CEO Jim McNerney.

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Contact: Tim Neale, 312-544-2002